UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 29, 2026

INNOVATE CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

295 Madison Ave., 12th Floor
New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 235-2691

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VATE	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01	Entry into a Material Definitive Agreement
Merger Agreement
On May 29, 2026, HC2 Broadcasting Holdings Inc. (“Broadcasting”) and HC2 Broadcasting Holdco, LLC (“HC2 Holdco”), each an indirect wholly owned subsidiary of INNOVATE Corp., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with HC2 Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”), and CONX Corp., a Nevada corporation (“CONX”), pursuant to which Merger Sub will merge with and into Broadcasting (the “Merger”), with Broadcasting surviving the Merger as a subsidiary of CONX (the “Surviving Entity”).
On the terms and subject to the conditions set forth in the Merger Agreement, at the closing of the Merger (the “Closing”), (a) the shares of common stock, par value $0.001 per share, of Broadcasting (the “Broadcasting Common Stock”) (other than shares of Broadcasting Common Stock held by Merger Sub after giving effect to the closing of the Merger) will be converted into the right to receive 25% of the shares of common stock of the Surviving Entity to be outstanding immediately following the Closing, subject to certain adjustments as set forth in the Merger Agreement, and (b) the membership interests of Merger Sub outstanding immediately prior to the Closing will be converted into 75% of the shares of common stock of the Surviving Entity to be outstanding immediately following the Closing, subject to certain adjustments as set forth in the Merger Agreement, which represents the value attributable to (i) the extinguishment of the Loans (as defined below) and (ii) the funding of an aggregate $75 million in equity commitments by CONX in favor of the Surviving Entity from time to time, at or following the Closing, which equity commitments are subject to certain adjustments as set forth in the Merger Agreement.
The Merger Agreement contains customary representations and warranties by each of the parties, and certain covenants, including covenants relating to (a) the conduct of Broadcasting’s business between the execution of the Merger Agreement and the Closing and (b) their respective efforts to consummate the Merger, including obtaining the required regulatory approvals.
The Closing is subject to customary conditions, including (a) receipt of regulatory approvals, including certain approvals of the Federal Communications Commission and the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (b) that the obligations under the New Loan Agreement (as defined below) shall not have been declared due and payable.
The Merger Agreement provides customary termination rights for the parties, including if the Merger has not occurred on or prior to November 29, 2026, subject to two potential extensions to March 1, 2027 and May 29, 2027 in the event the only condition to the Merger that remains unsatisfied as of such dates is the receipt of certain regulatory approvals and certain other exceptions, and contains certain indemnification obligations by the parties thereto in connection with breaches of certain representations and warranties and certain covenants contained in the Merger Agreement, subject to certain exceptions.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.
New Loan Agreement
On May 29, 2026 (the “Loan Closing Date”), Broadcasting entered into a loan agreement (the “New Loan Agreement”), as borrower, with Merger Sub, as lender and HC2 Holdco and certain of Broadcasting’s subsidiaries, as guarantors.
The New Loan Agreement provides for a bridge loan facility in an aggregate principal amount of $105 million (the “Bridge Loan Facility”), to be funded in a single drawing on the Loan Closing Date. The proceeds of the Bridge Loan Facility will be used to (a) fully satisfy and discharge all non-contingent obligations, including all accrued and unpaid interest and fees, under Broadcasting’s and certain of its subsidiaries’ 8.50% and 11.45% notes (the “Existing Notes”) and (b) repurchase equity interests in Broadcasting and DTV America Corporation held by certain holders of the Existing Notes.
Broadcasting’s obligations under the Bridge Loan Facility are guaranteed by HC2 Holdco and certain of Broadcasting’s subsidiaries (collectively, the “Guarantors”), and such guarantees are secured by substantially all of the assets of each such Guarantor on a first lien basis (subject to certain customary exclusions).

Loans under the Bridge Loan Facility (“Loans”) will accrue interest at a rate per annum equal to 8.00%, payable quarterly in kind by capitalizing such interest as additional principal of the Bridge Loan Facility on each interest payment date. The Bridge Loan Facility matures on the first anniversary of the Loan Closing Date. Broadcasting may not voluntarily prepay the Loans prior to maturity. In the event of any early repayment or acceleration of the Loans, or the Loans reaching maturity without the occurrence of the consummation of the Merger, Broadcasting is required to repay in cash an amount sufficient to result in a minimum cash return on the original principal amount of the Loans, including all accrued and capitalized interest thereon, of 1.50:1.00. Upon consummation of the Merger, the Loans (including all accrued and capitalized interest thereon) will be extinguished in full.
The New Loan Agreement contains certain affirmative and negative covenants that limit the ability of Broadcasting and the Guarantors, among other things, and subject to certain exceptions, to incur debt or liens, make investments, enter into certain mergers, consolidations, and acquisitions, and pay dividends and make other restricted payments. The New Loan Agreement contains certain events of default, including relating to a change of control and termination of the Merger Agreement.
The foregoing description of the New Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the New Loan Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Supplemental Indentures
In connection with the Merger, on May 29, 2026, the Company, certain subsidiary guarantors, and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”) and notes collateral agent (in such capacity, the “Collateral Agent”), entered into certain supplemental indentures, including (i) a supplemental indenture (the “10.500% Notes Supplemental Indenture”) to the Indenture, dated August 4, 2025 (the “10.500% Notes Indenture”) governing its 10.500% Senior Secured Notes due 2027 (the “10.500% Notes”), and (ii) a supplemental indenture (the “9.5% Notes Supplemental Indenture”, and, together with the 10.500% Notes Supplemental Indenture, the “Supplemental Indentures”) to the Indenture, dated August 4, 2025 (the “9.5% Notes Indenture”, and, together with the 10.500% Notes Indenture, the Indentures) governing its 9.5% Convertible Senior Secured Notes due 2027 (the “9.5% 2027 Notes”, and, together with the 10.500% 2027 Notes, the “Notes”). Pursuant to the Supplemental Indentures, certain provisions of the Indentures, including certain definitions and negative covenants, were amended with the consent of the holders of at least a majority in aggregate principal amount of the Notes outstanding voting as a single class (the “Requisite Holders”). In addition, the Requisite Holders consented to the transactions related to the Merger and the New Loan Agreement and waived any and all defaults, events of default or other defaults that may have occurred, or that may arise under the Indentures as a result thereof.
MSD Credit Agreement Amendment
In connection with the Merger, on May 29, 2026, the Company entered into a ninth amendment (the “Ninth Amendment”) to the Credit Agreement, dated as of March 13, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “MSD Credit Agreement”) among the Company, certain subsidiary guarantors and MSD PCOF Partners IX, LLC, as lender (the “Lender”). Pursuant to the Ninth Amendment, certain provisions of the MSD Credit Agreement, including certain definitions and negative covenants, were amended with the consent of the Lender. In addition, the Lender consented to the transactions related to the Merger and the New Loan Agreement and waived any and all defaults, events of default or other defaults that may have occurred, or that may arise under the MSD Credit Agreement as a result thereof.
The foregoing descriptions of the Supplemental Indentures and the Ninth Amendment are summaries and are qualified in their entirety by reference to each of the Supplemental Indentures, which are attached hereto as Exhibits 10.2 and 10.3, and the Ninth Amendment, which is attached hereto as Exhibit 10.4, and are incorporated herein by reference.
Option Agreement
In connection with the Merger, on May 29, 2026, CONX, Merger Sub, Broadcasting, HC2 Holdco and the Company entered into an Option Agreement (the “Option Agreement”), pursuant to which HC2 Holdco has the right, but not the obligation, to purchase from CONX up to an aggregate of 15% of the equity interests in the Surviving Entity (the “Surviving Entity Equity Interests”), on a fully diluted basis, at any time during the period commencing on the closing date of the Merger and ending on the date that is 18 months from the closing date (the “Option Expiration Date”).
The option is subject to an aggregate maximum purchase price. The number of Surviving Entity Equity Interests to be purchased upon any exercise will be calculated by dividing the applicable exercise amount by a specified equity valuation and multiplying by the number of fully diluted equity interests outstanding as of the date of the applicable exercise notice. HC2 Holdco may exercise the option on one or more occasions, in whole or in part, subject to a minimum exercise amount.
The Option Agreement also provides that, from the date of the Option Agreement until the Option Expiration Date, in the event that the Company or any of its affiliates consummates any asset sale (as defined in the Option Agreement), the Company must cause HC2 Holdco to apply the net cash proceeds from such asset sale to exercise the option, subject to certain exceptions and a working capital reserve.
The foregoing description of the Option Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Option Agreement, a copy of which is attached hereto as Exhibit 10.5 and is incorporated herein by reference.
CONX Affiliate Letter Agreement
In connection with entry into the Merger Agreement, CONX, an affiliate of CONX (the “CONX Affiliate”), and the Company entered into a letter agreement, dated as of May 29, 2026 (the “CONX Affiliate Letter Agreement”), pursuant to which CONX and the Company granted the CONX Affiliate the option to acquire up to 80.1% of the equity interests of Broadcasting, on a fully-diluted basis, at any time during the two-year period following the date of the CONX Affiliate Letter Agreement, at a price equal to the fair market value of the equity interests acquired, calculated as of the expected date of the closing of such option. If the CONX Affiliate exercises the option , the Company will have a certain period of time to exercise its option under the Option Agreement, after which, if not exercised, the option under the Option Agreement will automatically terminate.The Company may elect to require the CONX Affiliate to acquire all of the equity interests held by the Company at the later to occur of the Closing or the closing of such option exercise by the CONX Affiliate.
The above summary of the material terms of the CONX Affiliate Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the CONX Affiliate Letter Agreement, a copy of which is filed as Exhibit 10.6 hereto and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K under the heading “New Loan Agreement” is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 1, 2026, the Company issued a press release announcing the Merger and the related transactions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of May 29, 2026, among CONX Corp., HC2 Merger Sub, LLC, HC2 Broadcasting Holdco, LLC and HC2 Broadcasting Holdings Inc.
10.1*	Loan Agreement, dated as of May 29, 2026, by and between, inter alios, HC2 Broadcasting Holdings Inc., as borrower, and HC2 Merger Sub, LLC, as lender.
10.2
Supplemental Indenture, dated as of May 29, 2026, by and among INNOVATE Corp., the Subsidiary Guarantors named therein, and U.S. Bank Trust Company, National Association, relating to the Company’s 10.500% Senior Secured Notes due 2027.

10.3
Supplemental Indenture, dated as of May 29, 2026, by and among INNOVATE Corp., the Subsidiary Guarantors named therein, and U.S. Bank Trust Company, National Association, relating to the Company’s 9.5% Convertible Senior Secured Notes due 2027.

10.4	Ninth Amendment to Credit Agreement, dated as of May 29, 2026, by and among INNOVATE Corp., the Guarantors named therein and MSD PCOF Partners IX, LLC, relating to the Company’s MSD Credit Agreement.
10.5	Option Agreement, dated as of May 29, 2026, by and among CONX Corp., HC2 Merger Sub, LLC, HC2 Broadcasting Holdings Inc., HC2 Broadcasting Holdco, LLC and INNOVATE Corp.
10.6	Letter Agreement, dated as of May 29, 2026, by and among CONX Corp., the CONX Affiliate and INNOVATE Corp.
99.1	Press Release of INNOVATE Corp., dated June 1, 2026.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).
S

* The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2026

INNOVATE Corp.

By:	/s/ Michael J. Sena
Name: Michael J. Sena
Title: Chief Financial Officer